Exhibit 10.4

AMENDMENT

Date of Amendment:  September 30, 2009

AMENDMENT to the Index License Agreement for Funds (the “Agreement”), dated as of March 18, 2000, by and between MSCI Inc. (“MSCI”) a Delaware corporation, and Barclays Global Investors, N.A. (“Licensee”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed in the Agreement.

1.
Exhibit B is hereby amended to allow the funds to be additionally listed and traded on the Chilean domiciled stock or securities exchanges (herein referred to as the Chilean Listed Funds”).  All Listed Funds must be issued, sold and traded on a public basis in accordance with applicable Chilean securities law.  All other terms and restrictions contained in Exhibit B shall apply to the Chilean Listed Funds.  Notwithstanding anything to the contrary in Exhibit A, the Chilean Listed Funds may only be based on the following Indexes:

Fund Name	Fund Symbol	MSCI Index Name
iShares MSCI Mexico Investable market Index Fund	EWW	MSCI Mexico Investable Market Index
iShares MSCI Pacific ex-Japan Index Fund	EPP	MSCI Pacific ex-Japan Index
iShares MSCI Brazil Index Fund	EWZ	MSCI Brazil Index
iShares MSCI Chile Investable Market Index Fund	ECH	MSCI Chile Investable Market Index
iShares MSCI Emerging Markets Index Fund	EEM	MSCI Emerging Markets Index
iShares MSCI BRIC Index Fund	BKF	MSCI BRIC Index
iShares MSCI Japan Index Fund	EWJ	MSCI Japan Index
iShares MSCI EMU Index Fund	EZU	MSCI EMU Index
iShares MSCI Australia Index Fund	EWA	MSCI Australia Index
iShares MSCI Hong Kong Index Fund	EWH	MSCI Hong Kong Index
iShares MSCI South Korea Index Fund	EWY	MSCI South Korea Index
iShares MSCI Germany Index Fund	EWG	MSCI Germany Index
iShares MSCI United Kingdom Index Fund	EWU	MSCI United Kingdom Index
iShares MSCI Singapore Index Fund	EWS	MSCI Singapore Index
iShares MSCI Taiwan Index Fund	EWT	MSCI All Peru Capped Index
iShares MSCI All Peru Capped Index Fund	EPU	MSCI EAFE Index
iShares MSCI EAFE Index Fund	EFA	MSCI EAFE Index
iShares MSCI All Country Asia ex Japan Index Fund	AAXJ	MSCI All Country Asia ex Japan Index

For the avoidance of doubt, the license fees set forth in the Agreement, as amended, shall apply with respect to all Chilean Listed Funds.  For clarity, there shall be no separate licensee fees for the

Chilean Listed Funds but any additional assets from the Chilean Listed Funds shall be included in the average daily net assets of the applicable Funds for purposes of calculating license fees.

2.
This Amendment is intended to amend and operate in conjunction with the Agreement and together this Amendment and the Agreement constitute the complete and exclusive statement of the agreement between the parties and supersede in full all prior proposals and understandings, oral or written, relating to the subject matter hereof.  To the extent that any terms of this Amendment conflict with any terms of the Agreement, the terms of this Amendment will control.  No right or license of any kind is granted to Licensee except as expressly provided in the Agreement and this Amendment.

3.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict or choice of laws principles.

LICENSEE		MSCI Inc.

By	/s/ Gred Friedman	By	/s/ Paul Friedman
Name	Greg Friedman	Name	Paul Friedman
Title	Managing Director	Title	Vice President
Date	10/9/09	Date	10/9/09

By	/s/ Mark Roberts
Name	Mark Roberts
Title	Principal
Date	10/9/09